Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-74197, 333-86728 and 333-124960) (pertaining to the 1995 Amended and Restated Non-Employee Director Stock Option Plan, the 1998 Non-Executive Employee Stock Option and Restricted Stock Purchase Plan and the 2004 Stock Option and Restricted Stock Purchase Plan) and Form S-3 (Nos. 333-95361, 333-33986, 333-37630, 333-45818, 333-49628, 333-59346, 333-63514, 333-99559, 333-99673, 333-106420, 333-110729, 333-112611, 333-124959, 333-124961, 333-128497 and 333-129713) of our report dated March 30, 2006, except for the final paragraph, as to which the date is June 15, 2006 and for Note 13.h., as to which the date is July 24, 2006, with respect to the consolidated financial statements and schedule of Arotech Corporation, and of our report dated June 15, 2006 with respect to Arotech management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Arotech, included in this Form 10-K/A.

/s/ Kost, Forer, Gabbay & Kasierer
Kost, Forer, Gabbay & Kasierer A Member of Ernst & Young Global

Tel-Aviv, Israel
July 24, 2006